SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Butler National Corporation
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BUTLER NATIONAL CORPORATION 19920 W. 161st Street Olathe, Kansas 66062 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS January 7, 2009
To the Shareholders of Butler National Corporation:

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Butler National Corporation (the "Company") will be held at the Holiday Inn-Olathe, 101 West 151st Street, Olathe, Kansas, on Tuesday, February 24, 2009, at 11:00 a.m., for the following purposes:

1. To elect one (1) director to serve office for the term of three (3) years or until a successor is elected and qualified.

2. To ratify the selection of Weaver & Martin, LLC as auditors for the fiscal year ending April 30, 2009.

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on January 6, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
By Order of the Board of Directors, CHRISTOPHER J. REEDY, Secretary
Olathe, Kansas January 7, 2009

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

BUTLER NATIONAL CORPORATION 19920 W. 161st Street Olathe, Kansas 66062 PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders to be held on Tuesday, February 24, 2009 at 11:00 a.m., or any adjournment or adjournments thereof. The cost of this solicitation will be borne by us, Butler National Corporation (the "Company"). In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, telegraph, email, or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The mailing of this proxy statement to our shareholders commenced on or about January 21, 2009. Our corporate offices are located at 19920 W. 161st Street, Olathe, Kansas 66062 and our telephone number is (913) 780-9595.

We have outstanding only one class of Common Stock, par value $0.01 per share ("Common Stock"), as of the record date 55,091,109 shares were issued of which 54,812,536 shares were outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. Shareholders may not cumulate votes in the election of directors. Only shareholders of record at the close of business on January 6, 2009, will be entitled to vote at the meeting. The presence in person or by proxy of the holders of 35% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

VOTING

Our Bylaws require that 35% of the votes of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting be present in person or represented by Proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of our Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors and for the approval of the actions described herein. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes will not be considered as votes cast and thus will not affect the outcome of voting on a proposal.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.
The Butler National Corporation 2009 Annual Meeting of Shareholders is expected to be held on or about October 6, 2009, and proxy materials in connection with that meeting are expected to be mailed on or about September 1, 2009. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before May 5, 2009.

Shareholder Communications to the Board. Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including non-employee directors as a group, by the following means:

Mail: Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062
Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, with respect to our Common Stock (the only class of voting securities), the only persons known to be beneficial owners of more than five percent (5%) of any class of our voting securities as of July 3, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Clark D. Stewart 19920 West 161st Street Olathe, Kansas 66062	3,101,819(2)	5.7%
R. Warren Wagoner 19920 West 161st Street Olathe, Kansas 66062	3,655,074(3)	6.7%

(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.

(2) Includes 886,429 shares, which may be acquired by Mr. Stewart pursuant to the exercise of stock options, which are exercisable.

(3) Includes 12,143 shares, which may be acquired by Mr. Wagoner pursuant to the exercise of stock options, which are exercisable.

The following table sets forth, with respect to our Common Stock (the only class of voting securities), (i) shares beneficially owned by all directors and named executive officers of Butler National Corporation, and (ii) total shares beneficially owned by directors and officers as a group, as of April 30, 2008.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	See Note	Percent of Class
Larry W. Franke	481,277	(5)	0.9%
David B. Hayden	1,357,225		2.5%
William E. Logan (deceased 1/4/08)	823,929	(3)	1.5%
Christopher J. Reedy	260,747		0.5%
Clark D. Stewart	3,101,819	(2)	5.7%
R. Warren Wagoner	3,655,074	(4)	6.7%
Angela D. Shinabargar	131,092		0.2%
All Directors and Executive Officers as a Group (7 persons)	10,087,715	(6)	18.4%

(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
(2) Includes 886,429 shares, which may be acquired by Mr. Stewart pursuant to the exercise of stock options, which are exercisable.
(3) Includes 148,929 shares, which may be acquired by Mr. Logan pursuant to the exercise of stock options, which are exercisable.
(4) Includes 12,143 shares, which may be acquired by Mr. Wagoner pursuant to the exercise of stock options, which are exercisable.
(5) Includes 80,877 shares, which may be acquired by Mr. Franke pursuant to the exercise of stock options, which are exercisable.
(6) Includes 1,128,378 shares for all directors and executive officers as a group, which may be acquired pursuant to the exercise of stock options, which are exercisable.

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DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
DIRECTORS: The names and ages of the directors, their principal occupations for at least the past five years are set forth below, based on information furnished by the directors.
Name of Nominee and Director and Age	Served Since	Principal Occupation for Last Five Years and Other Directorships
Clark D. Stewart 68 (n2)	1989	President of our Company from September 1, 1989 to present.

R. Warren Wagoner 56 (n2)	1986	Chairman of the Board of Directors of our Company since August 30, 1989.

David B. Hayden 62 (n1)(n2)	1996	Co-owner and President of Kings Avionics, Inc. since 1974.

William E. Logan 69 (n1)(n2)	1990	(Deceased January 4, 2008)
(n1) Audit Committee (n2) Compensation Committee

During the fiscal year ended April 30, 2008, the Board of Directors met five times. Each director attended 100% of the meetings of the Board of Directors. All Directors are expected to attend all meetings of the Board of Directors and the Annual Shareholders meeting. Members of the Board who are not otherwise our paid employees (all except Mr. Stewart and Mr. Wagoner) are paid $100 for each meeting attended. The Board of Directors has an Audit Committee, and a Compensation Committee, but no Nominating Committee. The Board of Directors believes that the responsibilities of a Nominating Committee can be handled as a function of the Board of Directors as a whole. During fiscal 2008, the Audit Committee consisted of David Hayden and William E. Logan (deceased January 4, 2008). Its function is to assist the President in the review of our financial performance and operations. The Audit Committee met five times during the fiscal year ended April 30, 2008 and all members of the Audit Committee attended the meeting. The Audit Committee has a written charter that was filed with the Securities and Exchange Commission on December 26, 2001 as Exhibit C to our Form DEF 14A - Definitive Proxy.

During fiscal 2008, the Compensation Committee consisted of the Board of Directors. Its function is to assist the President in periodic reviews of the performance of management, which in turn leads to salary review and recommendations for salary adjustment. The Compensation Committee met two times during the fiscal year ended April 30, 2008 and all members attended the meeting.

EXECUTIVE OFFICERS: Our executive officers are elected each year at the annual meeting of the Board of Directors held in conjunction with the annual meeting of shareholders and at special meetings held during the year. The executive officers are as follows:

Name	Age	Position
R. Warren Wagoner	56	Chairman of the Board of Directors
Clark D. Stewart	68	President and Chief Executive Officer
Christopher J. Reedy	42	Vice President & Secretary
Angela Shinabargar	44	Chief Financial Officer
Larry W. Franke	64	President of Avcon Industries, Inc., a wholly-owned subsidiary of Butler National Corporation

R. Warren Wagoner was General Manager, Am-Tech Metal Fabrications, Inc. from 1982 to 1987. From 1987 to 1989, Mr. Wagoner was President of Stelco, Inc. Mr. Wagoner was Sales Manager for Yamazen Machine Tool, Inc. from March 1992 to March 1994. Mr. Wagoner was President of the Company from July 26, 1989, to September 1, 1989. He became our Chairman of the Board on August 30, 1989.

Clark D. Stewart was President of Tradewind Industries, Inc., a manufacturing company, from 1979 to 1985. From 1986 to 1989, Mr. Stewart was Executive Vice President of RO Corporation. In 1980, Mr. Stewart became President of Tradewind Systems, Inc. He became our President and CEO in September of 1989.

Christopher J. Reedy worked for Colantuono & Associates, LLC from 1997 to 2000 in the area of aviation, general business and employment counseling, and from 1995 to 1997 with the Polsinelli, White firm. He was involved in aviation product development and sales with Bendix/King, a division of Allied Signal, Inc. from 1988 through 1993. Mr. Reedy joined the Company in November 2000.

Angela Shinabargar was the controller of A&M products, a subsidiary of First Brands Corporation from 1995 to 1998. From 1998 to 2000 Ms. Shinabargar was a Senior Business Systems Analyst for Black & Veatch of Kansas City; the largest privately held engineering firm in the United States. Ms. Shinabargar was the CFO of Peerless Products, Inc. a manufacturer of customized windows from 2000 to 2001. Ms. Shinabargar joined us in October of 2001 as Chief Financial Officer.

Larry W. Franke was Vice President and General Manager of Kansas City Aviation Center from 1984 to 1992. From 1993 to 1994 he was Vice President of Operations and Sales for Marketlink, an aircraft marketing company. Mr. Franke joined our Company in July 1994 as Director of Marketing and was promoted in August 1995 to Vice President of Operations and Sales. Mr. Franke is currently Vice President of Aircraft Modifications at Avcon.

COMPENSATION DISCUSSION AND ANALYSIS:

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our listed officers. Our listed officers are the CEO, CFO, and three most highly compensated executive officers in a particular year. The "Executive Compensation" section presents compensation earned by the listed officers for fiscal years ending April 30, 2008, 2007 and 2006.

The Compensation Committee of the Board of Directors determines the compensation for Butler National's executive officers. Our executive officers have the broadest job responsibilities and policy-making authority in the company. The Committee reviews and determines all components of executive officers' compensation, including making individual compensation decisions and reviewing and revising the executive officer compensation plans, programs, and guidelines as appropriate. The Committee also consults with management regarding non-executive employee compensation programs.

Our Compensation Philosophy

The core element of our overall compensation philosophy is the alignment of pay and performance. Total compensation varies with individual performance and Butler National's performance in achieving financial and non-financial objectives. Our equity plans are designed to ensure that executive compensation is aligned with the long-term interests of our stockholders. The Committee and our management believe that compensation should help to recruit, retain, and motivate the employees that the company will depend on for current and future success. The Committee and our management also believe that the proportion of "at risk" compensation (variable cash compensation and equity) should rise as an employee's level of responsibility increases. This philosophy is reflected in the following key design priorities that govern compensation decisions:

    pay for performance
    employee recruitment, retention, and motivation
    cost management
    egalitarian treatment of employees
    alignment with stockholders' interests
    continued focus on corporate governance

Each element of compensation reflects one or more of these design priorities. In most cases, our employees, including executive officers, are employed at will, without employment agreements, severance payment arrangements (except as required by local law), or payment arrangements that would be triggered by a "change in control" of Butler National. Retirement plan programs are broad-based; Butler National does not provide special retirement plans or benefits solely for executive officers.

Total compensation for the majority of our employees including executive officers, includes two or more of the following components:

    base salary
    annual and semiannual incentive cash payments
    equity grants (no grants since fiscal 2003)
    employee stock purchase plan
    retirement benefits
    health and welfare benefits

The Compensation Committee and management continue to believe that a similar method of compensating all employees with cash, equity and retirement benefits supports a culture of fairness, collaboration, and egalitarianism.

Determining Executive Compensation

The Committee reviews and determines the compensation for Butler's executive officers. The Committee's process for determining compensation includes a review of Butler's executive compensation and practices, and an analysis, for each Butler executive officer, of all elements of compensation. The Committee compares these compensation components separately and in total to compensation in the industry and each geographic location. In determining base salary the Committee reviews company and individual performance information.

Base Salary

The Committee establishes executive officers' base salaries at levels that it believes are reasonable for comparable positions. When the Committee determines the executive officers' base salaries during the first quarter of the year, the Committee takes into account each officer's role and level of responsibility at the company. In general, executive officers with the highest level and amount of responsibility have received the highest base salaries. In January 2008, the Committee increased base salaries for the listed officers based on the Committee's review of the officers' current performance and expected future contributions.

PAY COMPONENT	BRIEF DESCRIPTION
Base Salary	Described in detail in separate paragraph above titled Base Salary.
Annual and Semiannual Incentive Cash Payments	Paid as discretionary cash bonuses to individual employees for outstanding performance of a task.
Equity Grants	Regulatory provisions since 2003 are too burdensome to allow us to safely award equity grants.
Employee Stock Purchase Plan

Any employee may purchase the Company stock at the fair market value at the date of purchase without broker or issue fees. The stock is restricted and not considered a stock reward. We have the 1981 Employee Stock Purchase plan. No shares have been purchased under this plan since 1988.

Retirement Benefits

We pay the required federal and state retirement contributions, the required unemployment contributions and match the employee's contribution to their account in the Butler National Corporation 401(k) plan.

Health and Welfare Benefits	Employees electing to participate in the various insurance plans offered by the Company receive a payment for a share of the health, dental, vision and life insurance costs for the employee.

Name and Principal Position	YR	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards and Stock Appreciation Rights ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(1)	Total ($)(2)
Clark D. Stewart, (Contract back pay) President ,CEO, and Director	08 08 07 06	361,250 190,000 345,479 332,063	--- --- --- ---	--- --- --- ---	--- --- --- ---	--- --- --- ---	--- --- --- ---	37,236 --- 47,035 ---	588,486 --- 392,514 ---

R. Warren Wagoner Director - Chairman of the Board	08 07 06	219,961 161,010 127,391	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	22,420 18,232 ---	242,381 179,242 ---

Christopher J. Reedy Vice President and Secretary	08 07 06	175,245 168,141 155,579	--- --- 2,500	--- --- ---	--- --- ---	--- --- ---	--- --- ---	21,353 25,444 ---	196,598 193,585 ---

Larry W. Franke President of Avcon Industries	08 07 06	212,424 203,258 190,584	--- --- 5,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	17,536 19,663 ---	229,960 222,921 ---

Angela D. Shinabargar Chief Financial Officer	08 07 06	121,382 112,334 99,584	--- --- 1,250	--- --- ---	--- --- ---	--- --- ---	--- --- ---	13,880 7,651 ---	135,263 119,985 ---

Name		Year	Airplane and Automobile Usage	Health Benefits		Memberships	Matching Contributions to 401(k) (3)
Clark D. Stewart		2008	7,200	5,093		9,175	15,769
R. Warren Wagoner		2008	---	6,920		---	15,500
Christopher J. Reedy		2008	---	3,397		7,161	10,795
Larry W. Franke		2008	---	5,086		---	12,450
Angela D. Shinabargar		2008	---	3,412		---	10,468

(1) All Other Compensation includes the amounts in the tables above.

(2) All benefits are provided for in the tables, summaries, and footnotes above. We did not participate in any of the following transactions and such items are therefore not reported in table format: Equity Award Table, Pension Benefit Table, Nonqualified Deferred Compensation Table, Director Compensation Table.

(3) Includes catch-up contribution made by the employee and matched by the Company.

OPTION GRANTS, EXERCISES AND HOLDINGS
No options were granted to any named executive officer in the last fiscal year.
The following table provides information with respect to the named executive officers concerning options exercised and unexercised options held as of the end of the Company's last fiscal year:
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at FY-End (no.)	Value of Unexercised In-the-Money Options at FY-End ($)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Clark D. Stewart, Chief Executive Officer	-	-	886,429 / 0	0 / 0

R. Warren Wagoner, Director - Chairman of the Board	-	-	12,143 / 0	0 / 0

Christopher J. Reedy, Vice President and Secretary	-	-	0 / 0	0 / 0

Angela D. Shinabargar, Chief Financial Officer	-	-	0 / 0	0 / 0

Larry W. Franke, President of Avcon Industries, Inc.	-	-	80,877 / 0	0 / 0
COMPENSATION OF DIRECTORS

Each non-officer director is entitled to a director's fee of $100 for meetings of the Board of Directors which he attends. Officer-directors are not entitled to receive fees for attendance at meetings. No fees were paid in fiscal 2008 or fiscal 2007.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

On January 27, 2004 the Company extended the Employment Agreement with Mr. Stewart, as the President and Chief Executive Officer of the Company with the terms as currently provided including annual increases of 5% through December 31, 2013. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the Employment Agreement. Mr. Stewart is also granted an automobile allowance of $600 per month which is reported by us as Salary Expense and to Mr. Stewart as Wages. Under the terms of the Employment Agreement with Mr. Stewart, the Company is obligated to pay company related expenses and salary. Included in accrued liabilities are $73,758 and $245,538 as of April 30, 2008, and 2007 respectively for amounts owed to our CEO for accrued compensation.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. David Hayden and Mr. Bradley K. Hoffman. Mr. Logan was replaced by Mr. Hoffman. The Audit Committee has reviewed and discussed the audited financial statements with our management.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS No. 61, and received from the auditors disclosures regarding the auditors independence as required by Independence Standards Board Standard No. 1.

Based upon the Audit Committees review of the audited financials, the Audit Committee recommended to the Board of Directors that the audited financials be included in our Annual Report on Form 10-K.

We have assessed the independence of the members of the Audit Committee according to the definition of independence in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange (NYSE) listing standards. Mr. Hayden is independent within the NYSE listing standard definition. Officers are not independent under the NYSE definition.

The Audit Committee report is submitted by:

David B. Hayden and Bradley K. Hoffman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors is comprised of Mr. Wagoner, Chairman of the Board, Mr. Stewart, CEO, President and Executive Board member, and Mr. Hayden, Board member.

In the normal course of business, we purchased modifications services and avionics of approximately $89,398, $127,661, and $163,800 from a company that is partially owned by David Hayden (and for which he serves as President), a director for the Company during fiscal 2008, 2007, and 2006 respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On April 30, 2001, the Company extended the Employment Agreement through August 31, 2006 with Clark D. Stewart under the terms of which Mr. Stewart was employed as the President and Chief Executive Officer of the Company. On January 27, 2004 the Company extended the Employment Agreement with Mr. Stewart with the terms as currently provided including annual increases of 5% through December 31, 2013. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the Employment Agreement. Mr. Stewart is also granted an automobile allowance of $600 per month which is reported by us as Salary Expense and to Mr. Stewart as Wages. Under the terms of the Employment Agreement with Mr. Stewart, the Company is obligated to pay company related expenses and salary. Included in accrued liabilities are $73,758 and $245,538 as of April 30, 2008, and 2007 respectively for amounts owed to our CEO for accrued compensation.

COMPENSATION COMMITTEE REPORT

Performance Measures and Decision-Making Process for fiscal year 2008

The Committee set base salaries for executive officers for 2008 in April 2007, with payment beginning in April 2007.

The performance measures used by the Committee in determining executive compensation for fiscal year 2008 were:

- the absolute one-year and multi-year company performance as measured by market share, revenue growth, profit from operations and total shareholder return;

- one-year and multi-year performance on the same measures as compared with competitors in the comparator group; and

- the company's progress toward its strategic goals.

To make its decisions on executive compensation, the Committee reviewed in detail each of the performance measures above and reviewed compensation market data. The Committee also reviewed the total compensation and benefits of the executive officers and considered the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.

The CEO provided the entire board of directors with an assessment of his own performance with respect to the performance measures listed above, which the board considered in its assessment of his performance for fiscal year 2007. The CEO reviewed the performance of the other executive officers (except the Chairman) with the Committee and made recommendations regarding the components of their compensation.

Before making its compensation decisions, the Committee discussed levels of compensation for the Chairman, the CEO and the other executive officers with the full board of directors in an executive session.

Determination of CEO Compensation

In fiscal year 2007, Butler National Corporation reached projected levels of revenue, profit from operations, operating margin and operating cash flow.

With regard to progress toward strategic goals, BNC improved its products and technology positions and strengthened its relationships with customers.

Taking into account the company's performance, both absolute and relative to competition, and the executive officers' contributions to that performance, the Committee set its targeted compensation levels so as to be commensurate with that relative performance. The Committee made the following determinations for fiscal year 2008 with respect to each component of compensation for the CEO and his existing contract and the other executive officers:

Base Salary - In keeping with its strategy, the Committee's base salary decisions for fiscal year 2008 were generally intended to provide salaries somewhat lower than the median level of salaries for similarly situated executives of the comparator companies.

Performance Bonus - In general, the Committee granted no annual performance awards

Long-Term Compensation - The Committee granted no equity compensation.

Compensation of the Chairman

Because Mr. Wagoner was among the Company's five most highly compensated executive officers, SEC rules require disclosure of his compensation. In making the determinations, the Committee considered his role as Chairman, his contribution to the Company's performance and strategic direction, and the compensation of employee-chairmen of comparator companies.

The Compensation Committee report is submitted by:

Randal W. Wagoner Clark D. Stewart David B. Hayden

STOCK PERFORMANCE GRAPH

Our largest business segment is Aircraft Modifications. To provide a representative comparison of our stock performance, the following chart compares the cumulative stockholder return on our Common Stock for the last five years with the cumulative return on the OTCBB Stock Market The following chart assumes $100 invested May 1, 2003, in the above group. The total return assumes the reinvestment of dividends.

COMPARISON OF FIVE YEARS TOTAL RETURN AMONG BUTLER NATIONAL CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP INDEX

DOLLARS
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150
100
50
0
2003
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2005
2006
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2007
BUTLER NATIONAL CORP.
PEER GROUP INDEX
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON MAY 1, 2003
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING APRIL 30, 2008

ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING APRIL 30, 2008

The peer group consists of companies with similar market capitalization. The Custom Selected Stock List is made up of the following small cap securities selected by Hemscott, Inc. as peer companies: Activeworlds Corp., Atlas South Sea Pearl, Clinical Data Inc., Forward Industries, Inc.s, Hirsch Internat CP CL A, Interpharm Holdings, Provena Foods, Inc. (through 2006).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We retained Weaver & Martin, LLC to perform the review of our annual financial statements for the past fiscal year. The aggregate fees billed by Weaver & Martin, LLC for professional services rendered for the audit of our annual financial statements for the fiscal year ended April 30, 2008, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $119,720.

Fee Type	Fiscal 2008	Fiscal 2007
Audit fees [a] Audit related fees [b] Tax fees [c] All other fees [d] Total	$93,185 7,820 18,715 - -------- $119,720 =====	$92,939 - 19,377 - --------- $112,316 =====

(a) Includes fees billed for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements.

(b) Includes fees billed for professional services rendered in connection with assurance and other activities not explicitly related to the audit of Butler's financial statements, including the audits of Butler's employee benefit plans, contract compliance reviews and accounting research.

(c) Includes fees billed for domestic tax compliance and tax audits, corporate-wide tax planning and executive tax consulting and return preparation.

(d) Includes fees billed for financial systems design and implementation services.

The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and non-audit) to be provided to Butler by its independent auditor. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by Weaver and Martin LLC for fiscal 2009. Each year stockholders are asked to affirm the selection of the auditor by a vote requested in the proxy.

The audit committee has approved 100% of the fees listed in the above table.

Financial Information Systems Design and Implementation Fees

We did not receive any services from our auditors relating to financial information systems design and implementation during the fiscal year ended April 30, 2008.

All Other Fees

The aggregate fees billed by Weaver & Martin, LLC for professional fees rendered during the fiscal year ended April 30, 2008, other than as stated above under the captions Audit Fees, were $18,715. These fees were in connection with tax preparation work for the Company. The audit committee of the board of directors has considered and determined that the services covered for those fees are compatible with maintaining the principal accountant's independence.

ELECTION OF DIRECTOR (Item No. 1)

The number of directors constituting our Board of Directors has been fixed at five (5). The Board is comprised of the following three classes of directors that serve staggered three year terms. Class I consists of one director to be elected at the 2010 Annual Meeting. Class II consists of two directors, of which one is to be elected at this Annual Meeting. Class III consists of two directors to be elected at the 2009 Annual Meeting.

The Board of Directors has not nominated a second Class II director for election to the Board of Directors at the Annual Meeting. Nominees are being considered for the second Class II position but have not been selected and qualified as of this date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MR. HAYDEN FOR ELECTION AS DIRECTOR OF BUTLER NATIONAL CORPORATION.

INDEPENDENT PUBLIC ACCOUNTANTS (Item No. 2)

We have engaged Weaver & Martin, LLC to audit our financial statements for the years ended April 30, 2006, 2007, and 2008. Weaver & Martin, LLC was able to express an opinion on the financial statements for the years ended April 30, 2006, 2007 and 2008. Representatives of Weaver & Martin, LLC are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

We selected Weaver & Martin, LLC to be the independent public accountants for fiscal year 2009 which ends April 30, 2009, and recommend that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of our Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHAREHOLDER RATIFICATION OF WEAVER & MARTIN, L.L.C. AS OUR INDEPENDENT PUBLIC ACCOUNTANT.

If the appointment of Weaver & Martin, LLC is not ratified at the meeting, the Audit Committee may consider the selection of another accounting firm.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

Our Annual Report for fiscal year 2008 is enclosed. The 2008 Annual Report includes the Annual Report on Form 10-K containing our financial statements for the fiscal year ended April 30, 2008.

A copy of Form 10-K and the Annual Report as we have filed with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing to us at the address noted on the first page of this Statement.

By Order of the Board of Directors

CHRISTOPHER J. REEDY,
Secretary